EXHIBIT 32

CERTIFICATION
Pursuant to 18 U.S.C. Section 1350,
as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

We, the undersigned, certify that, to the best of our knowledge, this quarterly report on Form 10-QSB for the quarter ended September 30, 2004, of CAPITAL REALTY INVESTORS-85 LIMITED PARTNERSHIP, and containing the financial statements, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and that the information contained in this quarterly report fairly presents, in all material respects, the financial condition and results of operations of the small business issuer.

CAPITAL REALTY INVESTORS-85 LIMITED PARTNERSHIP
(Small Business Issuer)
by: C.R.I., Inc.
Managing General Partner
November 4, 2004	by: /s/ William B. Dockser
DATE	William B. Dockser, Director, Chairman of the Board, and Treasurer (Principal Executive Officer)
November 4, 2004	by: /s/ Michael J. Tuszka
DATE	Michael J. Tuszka, Vice President and Chief Accounting Officer (Principal Financial Officer)

        This certification accompanies this quarterly report and is made solely for purpose of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose, and shall not be deemed filed by the small business issuer for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.